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                                   Exhibit 11

Statement re:  computation of per share earnings

                                          Thirteen Weeks Ended        Thirty-nine Weeks Ended
                                      ---------------------------   ----------------------------
                                        June 30,        July 2,       June 30,         July 2,
                                          1996           1995           1996            1995
                                      ------------   ------------   ------------    ------------
Weighted average shares outstanding     12,446,168     12,185,627     12,818,541      11,634,603

Common Stock equivalents:
  Stock options                             69,323        305,794         68,520         318,769
                                      ------------   ------------   ------------    ------------

                                        12,515,491     12,491,421     12,887,061      11,953,372
                                      ============   ============   ============    ============


     Net Income(Loss)                 $  1,477,000   $1,852,0000    ($   620,000)   $  4,615,000
                                      ============   ============   ============    ============


EARNINGS PER COMMON SHARE             $        .12   $        .15           (.05)            .39
                                      ============   ============   ============    ============


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